UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 4, 2011 (September 28, 2011)

                               QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-146533	20-8195578
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 S. River Parkway Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  214-701-8779

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant

(1) Previous Independent Auditors:

a.	On September 28, 2011, the Company made a decision to dismiss our independent registered auditor, LBB & Associates LTD, LLP (“LBB”) and the Company notified LLB of its dismissal on September 29, 2011.
b.
LLB’s reported on the financial statements for the years ended June 30, 2010 and June 30, 2009. The 2010 and 2009 financial statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the each report contained a qualified opinion as to going concern.

c.
Our Board of Directors participated in and approved the decision to change independent accountants. Through the period covered by the financial audit for the years ended June 30, 2010 and June 30, 2009 and including its review of financial statements of the quarterly periods through December 31, 2010 and through September 28, 2011, there have been no disagreements with LLB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of LLB would have caused them to make reference thereto in their report on the financial statements.

d.	During the most recent review periods, subsequent to December 31, 2010 (through September 28, 2011), there have been no reportable events with us as set forth in Item 304(a)(i)(v) of Regulation S-K.
e.	We requested that LLB furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as an Exhibit to this Form 8-K.

 (2) New Independent Accountants:

a.	We engaged Peter Messineo, CPA of Palm Harbor, Florida, as our new independent registered auditor on September 29, 2011.
b.
Prior to September 29, 2011, we did not consult with  Mr. Messineo regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Mr. Messineo, or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-B, respectively).

ITEM 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit                 Description

16.1	Letter from LBB & Associates LTD, LLP dated October 3, 2011 regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES

QUANTUM MATERIALS CORP.
(Registrant)

Dated: October 4, 2011	By:	/s/ Stephen Squires
Stephen Squires, Chief Executive Officer

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